Exhibit 99.1
Applied Molecular Transport Reports Fourth Quarter and Full Year 2022 Financial Results and Provides Corporate Update
Exploring strategic partnership options to advance AMT-101 for chronic pouchitis, an orphan indication with no
FDA-approved products
Evaluating next steps for the company's second clinical asset, AMT-126
SOUTH SAN FRANCISCO, Calif., March 9, 2023 — Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today provided a corporate update and reported financial results for the fourth quarter and full year ended December 31, 2022.
“We were pleased to recently present additional positive AMT-101 translational data at ECCO for our Phase 2 FILLMORE monotherapy trial in patients with chronic pouchitis,” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “We remain focused on exploring a strategic partnership to advance AMT-101 for this important indication which has been granted Orphan Drug Designation by the FDA.”
Recent Business Highlights and Anticipated Milestones
•Clinical asset AMT-101 (oral fusion of IL-10):
◦Presented additional Phase 2 FILLMORE trial translational data in patients with chronic pouchitis at the European Crohn’s and Colitis Organisation (ECCO) ’23 Congress
◦U.S. Food and Drug Administration granted Orphan Drug Designation for AMT-101 for the treatment of patients with pouchitis, an indication with significant unmet medical need and no current FDA-approved products
◦CASTRO combination trial with anti-TNFα in patients with Rheumatoid Arthritis who are partial or non-responders to anti-TNFα therapy; top-line data readout anticipated in 2023
•Second clinical asset AMT-126 (oral fusion of IL-22):
◦Completed a Phase 1a clinical trial for AMT-126 in 2022
◦Presented initial Phase 1a healthy volunteer data at the Federation of Clinical Immunology Societies (FOCIS) Annual Meeting in June 2022
◦Evaluating next steps for the program
Financial Results for the Fourth Quarter and Full Year Ended December 31, 2022
Research and development (R&D) expenses. Research and development expenses increased by $18.4 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The overall increase was primarily driven by external costs related to the FILLMORE, LOMBARD and MARKET Phase 2 clinical trials and an increase in personnel-related expenses, including employee separation costs related to our strategic plan which was announced in May 2022 (Strategic Plan) and stock-based compensation expense.
General and administrative (G&A) expenses. General and administrative expenses increased by $8.1 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase was primarily due to higher personnel-related expenses, mainly from stock-based compensation expense and employee separation costs related to our Strategic Plan.
Net loss. Net loss for the fourth quarter of 2022 was $22.6 million, compared to a net loss of $30.2 million for the same period in 2021. Net loss for the year ended December 31, 2022 was $126.3 million, compared to $100.3 million for the year ended December 31, 2021.
Cash and cash equivalents. As of December 31, 2022, cash and cash equivalents were $61.1 million compared to $159.8 million for the year ended December 31, 2021.
About AMT-101
AMT-101 is a novel GI-selective, oral fusion of IL-10 and AMT’s proprietary carrier molecule, currently in development in Phase 2 clinical trials for chronic pouchitis and RA. AMT-101 is designed to cross the intestinal epithelial (IE) barrier with limited entry into the bloodstream, thereby focusing IL-10 at the primary site of inflammation in inflammatory bowel disease (IBD), along the intestinal tissue lamina propria, potentially avoiding the side effects observed with systemic administration.
About Applied Molecular Transport Inc.
AMT is a clinical-stage biopharmaceutical company developing novel oral biologic product candidates, by leveraging its technology platform to design and advance a multi-product pipeline. AMT is developing its oral biologic product candidates in patient-friendly oral dosage forms that are designed to either target local intestinal tissue or enter systemic circulation to precisely address the relevant pathophysiology of disease. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic modalities across the IE barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier.
AMT’s headquarters, internal GMP manufacturing and lab facilities are located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, statements regarding the potential of, and expectations regarding, AMT’s technology platform, product candidates, programs, including AMT-101 and AMT-126, and strategy; statements regarding AMT’s expectations relating to its milestones, clinical trials and clinical development, including timing of data readouts from its AMT-101 clinical trials; statements regarding the sufficiency of the Company’s cash resources; and statements by AMT’s chief executive officer and co-founder. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Applied Molecular Transport Inc.
Condensed Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$61,145	$159,821
Prepaid expenses	2,688	6,685
Other current assets	186	594
Total current assets	64,019	167,100
Property and equipment, net	8,183	6,998
Operating lease right-of-use assets	33,222	38,142
Finance lease right-of-use assets	584	652
Restricted cash	916	1,025
Other assets	522	121
Total assets	$107,446	$214,038
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,583	$2,211
Accrued expenses	8,660	8,226
Lease liabilities, operating lease - current	4,639	3,584
Lease liabilities, finance lease - current	205	237
Total current liabilities	15,087	14,258
Lease liabilities, operating lease	31,228	35,785
Lease liabilities, finance lease	49	167
Other liabilities	244	241
Total liabilities	46,608	50,451
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	426,804	403,228
Accumulated deficit	(365,970)	(239,645)
Total stockholders’ equity	60,838	163,587
Total liabilities and stockholders’ equity	$107,446	$214,038

Applied Molecular Transport Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$14,440	$21,683	$89,826	$71,448
General and administrative	8,655	9,008	37,393	29,341
Total operating expenses	23,095	30,691	127,219	100,789
Loss from operations	(23,095)	(30,691)	(127,219)	(100,789)
Interest income, net	505	522	898	626
Other income (expense), net	(9)	(34)	(4)	(124)
Net loss	$(22,599)	$(30,203)	$(126,325)	$(100,287)
Net loss per share, basic and diluted	$(0.58)	$(0.78)	$(3.25)	$(2.67)
Weighted-average shares of common stock outstanding, basic and diluted	39,038,116	38,536,106	38,837,001	37,591,505
Comprehensive loss:
Net loss	$(22,599)	$(30,203)	$(126,325)	$(100,287)
Other comprehensive loss:
Unrealized loss on investments	—	(1)	—	(27)
Total comprehensive loss	$(22,599)	$(30,204)	$(126,325)	$(100,314)

Refer to the Company’s applicable SEC filings for previously reported periods.
Investor Relations Contact:
Alexandra Santos
Wheelhouse Life Science Advisors
asantos@wheelhouselsa.com

Media Contact:
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com